Exhibit 99.2

April 2008
Company Fact Sheet
Newpark Resources, Inc.
NYSE: NR
Leadership, Focus and Growth

www.Newpark.com
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Recognized Name in Drilling Fluids. Newpark Resources (NR) is one of the leading providers of proprietary drilling fluids to the oil and gas industry. Fluids segment revenues have experienced brisk growth of 25% compound annual growth rate since 2003 and account for over 80% of total revenues.

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Broadening Scope of Mats & Integrated Services. NR’s Mats & Integrated Services segment is a top provider of well site construction services. As one of the first service providers on site, constructing road and worksite access, NR plans to leverage customer relationships into expanded services and geographic presence. Consistent with this strategy was its purchase of SEM Construction Co. in Colorado which added well site management and equipment rental services.

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Actively Growing Worldwide Fluids Business. Newpark is targeting select international markets where it sees exceptional growth opportunities in its fluids business. Through Ava, S.p.A, its Mediterranean-based fluids business, Newpark has established a solid presence in the North African and Eastern European markets. Ava’s 2007 revenues increased by 41% from 2006, and it is expected to demonstrate strong near-term growth. NR has also set up operations in Brazil and was recently awarded a significant deepwater contract by a super major.

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Competitive in Deepwater Markets. With greater deepwater activity levels worldwide, it is essential that NR’s fluids product line meet the rigors of deepwater drilling. Its three-year contract with ENI to provide deepwater fluid systems was a major milestone and validated NR’s competitiveness in this market.

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Operational Re-Focus and Capital Discipline. NR’s strategic plan initiated in early 2007 entails: (1) an operational refocusing with an emphasis on growing the Fluids and Mats & Integrated Services segments; (2) divestiture of non-core operations; and (3) debt reduction. Led by a management team in place only 18 months, NR has made significant progress on its plan. It has sold off non-performing assets and consolidated operations within Mats. Debt had steadily been paid down since the beginning of 2007. The sale of the environmental business, expected to close in July 2008, will allow Newpark to free up excess liquidity and better position itself to pursue growth opportunities in Fluids and Mats & Integrated Services.

Price (April 17, 2008)	$5.67
Stock Data

Fiscal Year-End:	December
Symbol / Exchange:	NR / NYSE
52-Week Range:	$3.76-$8.41
Common Shares O/S:	90.2mm
Market Capitalization:	$511mm
Total Enterprise Value (TEV) 1):	$683mm
Average Daily Volume (L3M):	444,133
Insider Ownership 2):	2.3%
13F Institutional Ownership 3):	94.8%
Financial Data

	12/31/06	12/31/07
Total Cash:	$12.7mm	$5.7mm
Total Debt:	$213.0mm	$177.5mm
Total Stockholders’ Equity:	$323.1mm	$360.7mm
Net Debt / Net Book Capital:	38.3%	32.3%

	FY2006	FY2007
Revenue ($mm) 4):	$581.9	$612.8
Operating Income ($mm) 4):	$61.8	$55.9
EPS 4):	$0.31	$0.28
Segment Data

Revenue Mix4)	FY2007
North America / International	86% / 14%
Fluid Systems / Mats	85% / 15%
Stock Price (1-year price performance)
1) Total Enterprise Value (TEV) defined as market capitalization plus total debt less cash.
2) Represents executive officers and directors as disclosed in the latest Proxy Statement on file with the SEC.
3) As reported by Bigdough
4) Revenue, operating income, EPS and revenue mix data is based on results from continuing operations.
©2008 Newpark Resources, Inc.
All Rights Reserved.

Fact Sheet	April 2008
Company Overview
Newpark Resources, Inc. is a worldwide provider of proprietary drilling fluids, temporary access roads for oilfield and other commercial markets, and well site construction, management and equipment rentals. The Company operates in the U.S. Gulf Coast, West Texas, the U.S. Mid-continent, the U.S. Rocky Mountains, Canada, Mexico, Brazil and areas of Europe and North Africa surrounding the Mediterranean Sea.
Fluids: Newpark’s Foundation and Platform for Growth
Drilling fluids represent the core of Newpark’s business, accounting for over 80% of total Company revenues. It has been Newpark’s fastest growing business segment, with a 25% compound annual growth rate (CAGR) over the last four years.
Drilling fluids serve a fundamental and critical function in oil and gas drilling as part of a rig’s “circulation system,” and different drilling conditions call for fluids of varying density, viscosity and weight. Fluids perform multiple functions, e.g., removing well cuttings, cleaning and cooling the drill bit, and well pressure control, under a host of conditions. Thus, fluids can be deceptively technological, and superior product performance can yield substantial benefits. Here, Newpark has excelled by providing versatile water-based drilling solutions, such as its DeepDrill® and FlexDrill™ systems, which not only effectively address multiple performance applications, but are also environmentally friendly.
Newpark ranks fourth in both domestic and global drilling fluids market share, with a 12% domestic share and 7% global share. Long term, Newpark plans to leverage its strength in fluids to grow both organically and via targeted acquisitions worldwide.
Expanding Scope of Mats & Integrated Services
Newpark’s Mats & Integrated Services segment is the other significant foundation on which the Company’s growth story will be built upon. Revenues in this segment have grown at a 6% CAGR over the last four years.
This business is largely comprised of the rental and sale of interlocking composite and wooden mat systems to facilitate work in unstable soil conditions common around remote drilling worksites. Such services can also be used in other commercial applications. Because it is often one of the first service providers on a worksite, offering services that are fundamental to well site preparation, Newpark believes it can leverage this position to offer a broader array of services to its E&P customers. Newpark is also broadening the geographic reach of Mats & Integrated Services operations beyond its core Gulf Coast market, evidenced by its push into the northern Louisiana site construction business. Consistent with this strategic goal was the purchase of SEM Construction in Colorado, which expands Newpark into well site management in addition to equipment rentals in Western Colorado.
Growing Presence in International & Deepwater Markets
Oil and gas activity will continue to move towards more challenging environments in less-explored areas of the globe. Newpark has targeted overseas markets as a major growth initiative, and its 2002 acquisition of Ava S.p.A, which gave the Company exposure in the Mediterranean and North African markets, has been pivotal in driving international growth. North Africa has been particularly noteworthy, as the Company was awarded a new contract for offshore work in Libya and also completed its second test well in Egypt, opening the door for bidding opportunities there. Recently, Ava sales have also expanded to Eastern Europe. Since 2004, Ava’s revenues have experienced a healthy 37% CAGR to approximately $87 million for 2007.
International expansion also has some overlap with the deepwater exploration play. For instance, Newpark has targeted the South American market and has been in the process of setting up operations in Brazil. Once the Company has established itself in the Brazilian land market, it will then leverage this presence into the country’s offshore market. Progress toward this strategy is evidenced by a deepwater drilling fluids contract that it was recently awarded by a super-major oil company. To support this contract and future business in the region, Newpark is constructing a new liquid mud facility in Rio de Janeiro. In addition, the Company’s fourth-quarter 2007 results included revenues from Brazil for the first time. Newpark is also active in domestic deepwater development where it was awarded a three-year deepwater Gulf of Mexico contract with ENI in early 2007
Executing on the Strategic Plan
In March 2007, Newpark’s new management team, led by CEO Paul Howes, rolled out a new strategic plan that called for a refocusing of operations on growing and improving profitability within the Fluids and Mats & Integrated Services segments, the divestiture of non-core and poor performing assets, and a reduction of debt. 2007 was a transitional year as these initiatives were implemented. Noteworthy events included the consolidation of the Mats segment and sale of the Batson, Texas sawmill facility.
A cornerstone of this refocused strategy is the Company’s exit from environmental services, which management deemed as not in Newpark’s long-term goals of profitability enhancement and growth. Management recently announced an agreement to sell the Environmental Services business to CCS Inc. for $85 million in cash. Closing of the sale is expected in July 2008. The Company has already reduced debt by about $36 million during 2007; and with proceeds from the sale, it will be well-capitalized to pursue growth opportunities that build on its fluids and integrated oilfield services operations.

Page 2	©2008 Newpark Resources, Inc.
All Rights Reserved.

Fact Sheet	April 2008
Growing Share in the Drilling & Completion Fluids Market
Source: Spears & Associates, Inc.
Strong Revenue and Margin Growth, but 2007 a Transition Year
Source: Company Reports
International Expansion: Planning and Executing

Page 3	©2008 Newpark Resources, Inc.
All Rights Reserved.

Newpark Resources, Inc.
NYSE: NR
COMPANY HEADQUARTERS
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
Phone: (281) 362-6800 • Fax: (281) 362-6801
www.newpark.com
INVESTOR RELATIONS CONTACT
James E. Braun
Vice President and Chief Financial Officer
jbraun@newpark.com
This document is issued by Newpark Resources, Inc. and was prepared in conjunction with the firm of Dennard Rupp Gray & Easterly, LLC.
Reader Advisory and Forward Looking Statements
This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Newpark’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this Fact Sheet and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2007, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the investigation of certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at http://www.sec.gov, as well as through our website at http://www.newpark.com. This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire regarding the structure or the affairs of the Company. The information contained in this Fact Sheet is only current as of April 17, 2008 and the Company undertakes no obligation to update this Fact Sheet.
©2008 Newpark Resources, Inc.
All Rights Reserved.